                                                                    Exhibit 4.2

THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                               Exelon Corporation


                          6 3/4% Senior Notes due 2011


No.                                                           $
                                                           CUSIP No. 30161N AA 9


         Exelon Corporation, a corporation duly organized and subsisting under the laws of the Commonwealth of Pennsylvania (herein called the "Issuer" which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns,
the principal sum of                      Dollars ($                     ),
and to pay interest thereon from May 8, 2001 or from the most recent interest payment date to which interest has been paid or duly provided for, semiannually on May 1 and November 1 in each year, commencing November 1, 2001 at the rate of 6 3/4% per annum, until the principal hereof is paid or made available for payment, PROVIDED that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of 6 3/4% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. Interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the record date for such interest, which shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such record date and may either be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Issuer maintained for that purpose in the Borough of Manhattan, the City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED that so long as the Notes are held by DTC as Registered Global Securities, payments shall be made by wire transfer to DTC.


         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.


         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


         IN WITNESS WHEREOF the Issuer has caused this instrument to be duly executed under its corporate seal.


Dated:  May 8, 2001


                                             EXELON CORPORATION





                                             By:  ____________________________
                                                  Name:
                                                  Title:

Attest:
         --------------------------------------------
         Name:
         Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities referred to in the within-mentioned Indenture.


                         Chase Manhattan Trust Company, National Association, as Trustee



                        By:  __________________________________________________
                             Authorized Officer

                                [Reverse of Note]


         This Note is one of a duly authorized issue of securities of the Issuer (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 2001 (herein called the "Indenture"), between the Issuer and Chase Manhattan Trust Company, National Association, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Officer's Certificate, dated as of May 8, 2001, delivered pursuant to Sections 2.4(3) and 10.5 of the Indenture and setting forth additional terms of this Note, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, initially limited in aggregate principal amount up to and including $500,000,000.


         The Issuer may redeem the Notes in whole or in part, at its option at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 25 basis points, plus accrued interest on the principal amount being redeemed to the redemption date.


         "Comparable Treasury Issue" means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the Notes being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.


         "Comparable Treasury Price" means, with respect to any redemption date,
(1) the average of the Reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.


         "Independent Investment Banker" means one of the Reference Treasury Dealers (as defined below) appointed by the Trustee after consultation with the Issuer.


         "Reference Treasury Dealer" means each of Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., Banc One Capital Markets, Inc., their respective successors, and two other primary U.S. Government securities dealers in The City of New York (a "Primary Treasury Dealer"), selected by the Issuer. If any Reference Treasury Dealer shall cease to be a Primary Treasury Dealer, the Issuer will substitute another Primary Treasury Dealer for that dealer.


         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.


          "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.


         The Issuer will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.


         Unless the Issuer defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.


         The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.


         If an Event of Default with respect to Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.


         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Notes of each series to be affected under the Indenture at any time by the Issuer and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes of each series at the time outstanding, on behalf of the Holders of all Notes of such series, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.


         As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series, the Holders of not less than 25% in principal amount of the Notes of this series at the time outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes of this series at the time outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.


         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the security register, upon surrender of this Note for registration of transfer at the office or agency of the Issuer in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee duly executed, by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested in writing by the Holder surrendering the same.


         No service charge shall be made for any such registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.


         Prior to due presentment of this Note for registration of transfer and notice to the Trustee thereof the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Issuer, the Trustee nor any such agent shall be affected by notice to the contrary.


         THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.


         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM


If you, the holder, want to assign this Note, fill in the form below and have your signature guaranteed:


I or we assign and transfer this Note to


---------------------------------------------
(Insert assignee's social security or tax ID number)


----------------------------------------------

----------------------------------------------

----------------------------------------------
(Print or type assignee's name, address and zip code)


and irrevocably appoint agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for such agent.


Date:                            Your Signature:


---------------                  ------------------------------------
                                 (Sign exactly as your name appears on
                                 the other side of this Note)



                                 By:__________________________________
                                 NOTICE: To be executed by an executive officer


Signature Guarantee:

        SCHEDULE OF INCREASES OR DECREASES IN REGISTERED GLOBAL SECURITY


The following increases or decreases in this Registered Global Security have been made:

              AMOUNT OF DECREASE IN        AMOUNT OF INCREASE IN      PRINCIPAL AMOUNT OF THIS REGISTERED  SIGNATURE OF AUTHORIZED
  DATE OF    PRINCIPAL AMOUNT OF THIS     PRINCIPAL AMOUNT OF THIS        GLOBAL SECURITY FOLLOWING         OFFICER OF TRUSTEE OR
  EXCHANGE  GLOBAL REGISTERED SECURITY   GLOBAL REGISTERED SECURITY        SUCH DECREASE OR INCREASE         SECURITIES CUSTODIAN
  --------  --------------------------   --------------------------   -----------------------------------  ------------------------




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